Synergy Financial Group, Inc.
                                PROPOSED LETTERS


                                      INDEX
                                      -----


1.   Dear Synergy Bank Depositor Letter

2.   Dear Friend Letter - Eligible Account Holders who are no longer Depositors

3.   Dear Potential Investor Letter

4.   Dear Depositor - Cover Letter for States Requiring "Agent" Mailing

5.   Questions and Answers Brochure

6.   Proxy Request Letter (immediate follow-up)

7.   Proxy Request

8.   Mailing Insert/Lobby Poster

9.   Invitation Letter - Informational Meetings

10. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

11.  Dear Shareholder - Confirmation Letter

12.  Dear Subscriber - No Shares Available Letter

13.  Welcome Shareholder Letter - For Certificate Mailing




Note:Items 1 though 7 are produced by the  Financial  Printer and Items 8 though
     13 are produced by the Transfer Agent and Conversion Center.

                                                              November ___, 2003

Dear Synergy Bank Depositor:

The Boards of Directors of Synergy Financial Group, Inc., Synergy Bank and Synergy, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than Synergy, MHC) of the old Synergy will be exchanged for shares of common stock of the new Synergy Financial Group, Inc. In addition, shares of common stock of Synergy Financial Group, Inc. will be offered first to depositors of Synergy Bank in a subscription offering and then to members of the public in a community offering, with first preference in any community offering given to Synergy Financial Group, Inc.'s current stockholders.

To accomplish the conversion and reorganization, your vote is extremely important. On behalf of the Board, we ask that you read the enclosed proxy statement and cast your vote in favor of the conversion and reorganization. After voting, please mail your signed proxy card immediately in the enclosed envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. Voting in favor of the conversion and reorganization does not obligate you to buy any shares of common stock.

We want to assure you that our conversion and reorganization will not affect the terms, balances, interest rates or FDIC insurance coverage on deposits at Synergy Bank or the terms or conditions of any existing loans with Synergy Bank. Let us also assure you that our conversion and reorganization will not result in any changes in our personnel, management, or Board of Directors.

As  a  depositor  of  Synergy  Bank,   you  may  also  take  advantage  of  your
nontransferable rights to subscribe for shares of common stock of Synergy Financial Group, Inc. on a priority basis, before the stock is offered for sale to the general public. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Synergy Bank) to Synergy Bank in the enclosed envelope marked "STOCK ORDER RETURN." Your order must be received by Synergy Bank no later than 12:00 noon, eastern time, on December __, 2003. Please read the enclosed prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-4011, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m, eastern time.

Sincerely,





Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer




Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#1

                                                               November __, 2003

Dear Friend of Synergy Bank:

The Boards of Directors of Synergy Financial Group, Inc., Synergy Bank and Synergy, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation.

We want to assure you that our conversion and reorganization will not affect the terms, balances, interest rates or FDIC insurance coverage on deposits at Synergy Bank or the terms or conditions of any existing loans with Synergy Bank. Let us also assure you that our conversion and reorganization will not result in any changes in our personnel, management, or Board of Directors.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than Synergy, MHC) of the old Synergy Financial Group, Inc. will be exchanged for shares of common stock of the new Synergy Financial Group, Inc. In addition, shares of common stock of Synergy Financial Group, Inc. will be offered to depositors of Synergy Bank, current Synergy Financial Group, Inc. stockholders and members of the public.

As a former Synergy Bank depositor, you may take advantage of your non-transferable rights to subscribe for shares of Synergy Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Synergy Bank) to Synergy Bank in the enclosed envelope marked "STOCK ORDER RETURN." Your order must be received by Synergy Bank no later than 12:00 noon, eastern time, on December __, 2003. Please read the enclosed prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-4011, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m, eastern time.

Sincerely,


Kenneth S. Kasper                                  John S. Fiore
Chairman of the Board                              President and Chief Executive
                                                   Officer





Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#2

                                                               ___________, 2003



Dear Potential Investor:


We are pleased to provide you with the enclosed material in connection with the conversion and reorganization of Synergy Bank and Synergy, MHC, the mutual holding company of Synergy Financial Group, Inc., into a full stock corporation.

If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Synergy Bank) to Synergy Bank in the enclosed envelope marked "STOCK ORDER RETURN." Your order must be received by Synergy Bank no later than 12:00 noon, eastern time, on December __, 2003. Please read the enclosed prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-4011. The Conversion Center is open Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., eastern time.

Sincerely,




Kenneth S. Kasper                                  John S. Fiore
Chairman of the Board                              President and Chief Executive
                                                   Officer





Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#3

                                   [Sandler O'Neill & Partners, L.P. letterhead]



                                                               November __, 2003



Dear Synergy Bank Depositor:


At the request of Synergy, MHC, we have enclosed material regarding the offering of common stock by Synergy Financial Group, Inc. This material is offered in connection with the conversion and reorganization of Synergy, MHC from the mutual holding company form of organization to a full stock corporation. The materials include a prospectus and a stock order and certification form which offer you the opportunity to subscribe for shares of common stock of Synergy Financial Group, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at Synergy Bank) to Synergy Bank no later than 12:00 noon, eastern time, on December __, 2003 in the accompanying envelope marked "STOCK ORDER RETURN."

If you have any questions after reading the enclosed material, please call the Conversion Center at (908) 956-4011, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. eastern time, and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.



                                                Sincerely,
                                                Sandler O'Neill & Partners, L.P.





Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#4

                                    Questions
                                    & Answers
                                    About the
                          Conversion and Reorganization



                          Synergy Financial Group, Inc.
                                     (logo)




                    Proposed holding company for Synergy Bank

                              QUESTIONS AND ANSWERS

                     About the Conversion and Reorganization

The Boards of Directors of Synergy, MHC, Synergy Financial Group, Inc., and Synergy Bank have adopted a plan of conversion and reorganization whereby
Synergy, MHC will convert from a mutual holding company to a full stock corporation.

Synergy Bank has received approval from the Office of Thrift Supervision (OTS) to convert from the mutual to the stock form of organization subject to an affirmative vote from a majority of the votes eligible to be cast by Synergy Bank's Voting Members for the plan of conversion and reorganization at a Special Meeting of Members. The plan must also be approved by at least two-thirds of the total number of votes eligible to be cast by the stockholders of the Company, including those shares held by the Mutual Holding Company, and a majority of the votes eligible to be cast at the Special Meeting by the stockholders of the Company, excluding those shares held by the Mutual Holding Company, at the stockholders Special Meeting, so your vote is very important. Please return your proxy in the enclosed postage-paid envelope.

  Your Board of Directors urges you to vote "FOR" the conversion and reorganization return your proxy today.

                          Effect on Deposits and Loans

     Q.   Will the conversion affect any of my deposit accounts or loans?
     A. No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the conversion.

                                  About Voting

     Q.   Who is eligible to vote on the conversion?
     A. Depositors of Synergy Bank as of the close of business on October 31, 2003 (the "Voting Record Date").

     Q.   How do I vote?
     A. You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members to be held on December xx, 2003, and decide to change your vote, you may do so by revoking any previously executed proxy.

     Q.   Why did I receive several proxies?
     A. If you have more than one account you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign and return ALL proxy cards that you received.
                                ---

     Q. Does my vote for conversion mean that I must buy common stock of Synergy Financial Group, Inc.?
     A. No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Synergy Financial Group, Inc.

     Q.   I have a joint savings account. Must both parties sign the proxy card?
     A. Only one signature is required, but both parties should sign if possible.

     Q.   Who must sign proxies for trust or custodian accounts?
     A. The trustee or custodian must sign proxies for such accounts, not the beneficiary.

     Q. I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
     A. Yes. Please indicate on the card the capacity in which you are signing the card.


                                 About The Stock

Investment in common stock  involves  certain  risks.  For a discussion of these
risks  and  other  factors,   investors  are  urged  to  read  the  accompanying
prospectus.

     Q.   What are the priorities of purchasing the common stock?
     A. The common stock of Synergy Financial Group, Inc. will be offered in the Subscription Offering in the following order of priority:

          |_| Eligible Account Holders, who are depositors of Synergy Bank with accounts totaling $50 or more as of March 31, 2002;

          |_|  Synergy Financial Group, Inc.'s employee stock ownership plan;

          |_| Supplemental Eligible Account Holders, who are depositors of Synergy Bank with accounts totaling $50 or more as of September 30, 2003;

          |_| Other Members, who are depositors of Synergy Bank as of October 31, 2003; and

          Upon completion of the Subscription Offering, common stock that is not sold in the Subscription Offering, if any, will be offered first to certain members of the general public in a Community Offering and then, to the extent any shares remain, to the general public in a Syndicated Community Offering and/or a Public Offering.

     Q.   Will any account I hold with the Bank be converted into stock?
     A.   No. All accounts remain as they were prior to the conversion.

     Q.   When is the deadline to subscribe for stock?
     A. An executed stock order form with the required full payment must be physically received by Synergy Bank no later than 12:00 noon, eastern time, on xxxxxx, December xx, 2003.

     Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?
     A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

     Q. Can I subscribe for shares and delete someone who is on my account from my stock registration?
     A. No. A name can be deleted only in the event of the death of a named eligible depositor.

     Q.   Am I guaranteed to receive shares by placing an order?
     A. No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled. Please refer to the section of the prospectus entitled "The Offering."

     Q.   Will my stock be covered by deposit insurance?
     A.   No.

     Q.   Can I change my mind after I place an order to subscribe for stock?
     A.   No. After receipt, your order may not be modified or withdrawn.

                             Additional Information

     Q.   What if I have additional questions or require more information?
     A. Synergy Bank's proxy statement and the prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material you may call our conversion center at (908) 956-4011, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Additional material may only be obtained from the conversion center.


This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

                             A REQUEST THAT YOU VOTE

                                                              November ___, 2003

Dear Synergy Bank Depositor:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of Synergy Financial Group, Inc., Synergy Bank and Synergy, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation. As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than Synergy, MHC) of the old Synergy will be exchanged for shares of common stock of the new Synergy Financial Group, Inc. In addition, shares of common stock of Synergy Financial Group, Inc. will be offered first to depositors of Synergy Bank in a subscription offering and then to members of the public in a community offering, with first preference in any community offering given to Synergy Financial Group, Inc.'s current stockholders.

To accomplish the conversion and reorganization, your vote is extremely important. On behalf of the Board, we ask that you read the enclosed proxy statement and cast your vote in favor of the conversion and reorganization. After voting, please mail your signed proxy card immediately in the enclosed envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. Voting in favor of the conversion and reorganization does not obligate you to buy any shares of common stock.

We want to assure you that our conversion and reorganization will not affect the terms, balances, interest rates or FDIC insurance coverage on deposits at Synergy Bank or the terms or conditions of any existing loans with Synergy Bank. Let us also assure you that our conversion and reorganization will not result in any changes in our personnel, management, or Board of Directors.

If you have any questions after reading the enclosed material, please call our Conversion Center at (908) 956-4011, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m, eastern time.

Sincerely,



Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer




Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#6

                                  PROXY REQUEST



                              [logo: Synergy Bank]




                              --------------------
                                WE NEED YOUR VOTE
                              --------------------





                         Dear Depositor of Synergy Bank:

Your vote on our plan of conversion and reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed
           ----------------------------------
proxy today. If you have more than one account you may receive more than one proxy.


     Remember: Voting does not obligate you to buy stock. The Board of Directors of Synergy Bank has unanimously approved the plan of conversion and reorganization and urges you to vote in favor of it. Your deposit accounts or loans with Synergy Bank will not be affected in any way. Deposit accounts will continue to be federally insured up to the legal maximum.


     A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at (908) 956-4011.



                                                           Sincerely,
                                                           Synergy Bank



            Please vote today by returning all proxy cards received.


#7

                          ----------------------------
                                Synergy Bank Logo
                          ----------------------------






                               -Please Support Us-

                           Vote Your Proxy Card Today




--------------------------------------------------------------------------------
If you have more than one account, you may have received more than one proxy card based on the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.
--------------------------------------------------------------------------------


#8

                                                      ____________________, 2003





Dear _______:

We are pleased to announce that the Boards of Directors of Synergy Financial Group, Inc., Synergy Bank and Synergy, MHC have adopted a plan of conversion and reorganization whereby Synergy, MHC will convert from a federally-chartered mutual holding company to a full stock corporation.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at _____ p.m. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center at (908) 956-4011. The Conversion Center is open Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., eastern time.



                                                   Sincerely,


                                                   Signature
                                                   Title





This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#9

                                                      ____________________, 2003




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock of Synergy Financial Group, Inc.

At this time, we cannot confirm the number of shares of Synergy Financial Group, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion and reorganization following completion of the stock offering.

If you have any questions, please call our Conversion Center at (908) 956-4011, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., eastern time.





                                                   Sincerely,

                                                   Synergy Financial Group, Inc.
                                                   Conversion Center






Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#10

                                                      ____________________, 2003





Dear Stockholder:

Our subscription and community offering has been completed and we are pleased to confirm your subscription for _________ shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The purchase date and closing of the transaction occurred on __________, 200_. Trading will commence on the Nasdaq Stock Market under the symbol "SYNF " on ___________, 200_. Your stock certificate will be mailed to you shortly. We thank you for your interest in Synergy Financial Group, Inc. and welcome you as a stockholder.

                                                   Sincerely,

                                                   Synergy Financial Group, Inc.
                                                   Conversion Center





This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.


#11

                                                      ____________________, 2003





Dear Subscriber:

We recently completed our subscription and community offerings. Unfortunately, due to the amount of responses from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

We appreciate your interest in Synergy Financial Group, Inc.



                                                   Sincerely,

                                                   Synergy Financial Group, Inc.
                                                   Conversion Center





This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#12

                                                      ____________________, 2003




Dear Stockholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Synergy Financial Group, Inc.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact our transfer agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                             Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please also remember that your certificate is a negotiable instrument which should be stored in a secure place, such as a safe deposit box or with your stockbroker.

On behalf of the Board of Directors of Synergy Financial Group, Inc., we thank you for supporting our offering.


Sincerely,



Kenneth S. Kasper                          John S. Fiore
Chairman of the Board                      President and Chief Executive Officer




Enclosures

This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

#13